Exhibit 1
                                April 3, 1996

          De Anza Properties - X
          c/o De Anza Corporation
          Operating General Partner
          9171 Wilshire Boulevard, Suite 627
          Beverly Hills, California  90210

                         Re:  Meeting of the Limited Partners
                              of De Anza Properties - X

          Ladies and Gentlemen:

                    All capitalized terms used but not defined herein shall have the meanings set forth in the Third Amended and Restated Agreement of Limited Partnership of De Anza Properties - X, as amended (the "Partnership Agreement").

                    As you are aware, Moraga Capital, LLC ("Moraga Capital") is the beneficial owner of 1,652 Units of De Anza Properties - X, constituting approximately 7.3% of the outstanding Interests. In addition, each of the following entities (together with Moraga Capital, the "Affiliated Limited Partners") is the beneficial owner of the number of Units set forth opposite its name, constituting, in the aggregate, approximately 7.19% of the outstanding Interests:

                    Entity                             Number of Units

               Real Estate Securities Fund 1983              10
               MacKenzie Fund III                            81
               MacKenzie Fund V                             281
               MacKenzie Fund VI                            402
               MacKenzie Specified Income Fund              279
               MacKenzie Patterson Special Fund             270
               Previously Owned Partnerships Income Fund 2 231 Previously Owned Mortgage Partnerships Income
                    Fund 3, L.P.                              5
               Vanderbilt Income and Growth Associates, L.L.C.5

          Pursuant to Section 25.1 of the Partnership Agreement, the Affiliated Limited Partners hereby request that a meeting of the Limited Partners (the "Special Meeting") be called for the following purposes:

                         1.  To consider and vote upon an
                    amendment to  the Partnership
                    Agreement that would (a) delete
                    Section 12.3.1 thereof and (b) provide
                    that (i) any written property
                    management agreement to be entered
                    into by the Partnership with respect
                    to any Property must be the subject of
                    a competitive bidding process in which
                    bids are solicited from not less than
                    three nationally or regionally
                    recognized apartment property
                    management firms and (ii) any existing
                    management agreement with respect to
                    any Property that was not the subject
                    of such a competitive bidding process
                    be terminated as soon as practicable
                    (but, in any event, no later than 60
                    days following the adoption of such
                    amendment by the Limited Partners) and
                    that the management of such Property
                    following such termination be
                    determined as specified in clause (i);

                         2.  To consider and vote upon an
                    amendment to  the Partnership
                    Agreement that would require that (a)
                    the Partnership retain a qualified and
                    experienced firm to provide
                    administrative services to the
                    Partnership that are necessary for the
                    operation of the Partnership and its
                    Properties, including, without
                    limitation, bookkeeping, computer
                    services and transfer services, such
                    retention to be based upon a
                    competitive bidding process in which
                    bids are solicited from not less than
                    three such firms and (b) any existing
                    agreement, arrangement or
                    understanding with respect to the
                    provision of such services that
                    constitutes an Interested Partner
                    Transaction (without giving effect to
                    the provisos contained in the
                    definition of "Interested Partner
                    Transaction") be terminated as soon as
                    practicable (but, in any event, no
                    later than 60 days following the
                    adoption of such amendment by the
                    Limited Partners) and that such
                    services thereafter be provided in the
                    manner specified in clause (a);

                         3.  To consider and vote upon an
                    amendment to the Partnership Agreement
                    that would (a) insert the word
                    "Limited" in two instances:  (i) prior
                    to the word "Partners" in the fifth
                    line of Section 24.2 and (ii) prior to
                    the word "Partner" in the penultimate
                    line of Section 24.2; and

                         4.  To consider and vote upon an
                    amendment to the Partnership Agreement
                    that would amend the relevant portions
                    of Sections 10 and 11 of the
                    Partnership Agreement such that (i)
                    each time the percentage of
                    Distributable Cash or Profits
                    allocable to the General Partners is
                    referenced as 23.6816%, such
                    percentage would be reduced by 5% of
                    such amount as of the last day of each
                    month occurring in the period
                    commencing 90 days following the
                    adoption of such amendment and
                    continuing until such time as the sole
                    remaining Property has been sold and
                    at least 95% of the proceeds
                    attributable to such sale have been
                    distributed to the Partners (any such
                    reduction, a "Reduction Percentage")
                    and (ii) each time the percentage of
                    Distributable Cash or Profits
                    allocable to the Limited Partners is
                    referenced as 76.3184%, such
                    percentage would be increased as of
                    the last day of each month occurring
                    in such period by the amount of the
                    Reduction Percentage applicable to
                    such month.

                    Pursuant to Section 25.2 of the Partnership
          Agreement, the Affiliated Limited Partners hereby elect to set the record date for the Special Meeting. Upon your advising Moraga Capital of the date for the Special Meeting, the Affiliated Limited Partners will advise you of such record date. The address of Moraga Capital is:
          1640 School Street, Suite 100, Moraga, California
          94556.

                    Pursuant to Section 22.1 of the Partnership
          Agreement, the Affiliated Partners hereby request the opportunity to inspect and copy the books and records of the Partnership referred to in such Section. A representative of the Affiliated Partners will notify you shortly of proposed dates and times for such inspection.

                                        Very truly yours,

                                        Moraga Capital, LLC

                                        By: /s/ C. E. Patterson

                                             Name: C. E. Patterson
                                             Title: Member

                                        Real Estate Securities Fund 1983

                                        By: /s/ C. E. Patterson

                                             Name: C. E. Patterson
                                             Title: President of GP

                                        MacKenzie Fund III

                                        By: /s/ C. E. Patterson

                                             Name: C. E. Patterson
                                             Title: President of GP

                                        MacKenzie Fund V

                                        By: /s/ C. E. Patterson

                                             Name: C. E. Patterson
                                             Title: President of GP

                                        MacKenzie Fund VI

                                        By: /s/ C. E. Patterson

                                             Name: C. E. Patterson
                                             Title: President of GP

                                        MacKenzie Specified Income Fund

                                        By: /s/ C. E. Patterson

                                             Name: C. E. Patterson
                                             Title: President of GP

                                        MacKenzie Patterson Special Fund

                                        By: /s/ C. E. Patterson

                                             Name: C. E. Patterson
                                             Title: President of GP

                                        Previously Owned Partnerships
                                           Income Fund 2

                                        By: /s/ C. E. Patterson

                                             Name: C. E. Patterson
                                             Title: President of GP

                                        Previously Owned Mortgage
                                           Partnerships Income Fund 3, L.P.

                                        By: /s/ C. E. Patterson

                                             Name: C. E. Patterson
                                             Title: President of GP

                                        Vanderbilt Income and Growth
                                           Associates, L.L.C.

                                        By: /s/ Michael L. Ashner

                                             Name: Michael L. Ashner
                                             Title: Managing Director